                                  EXHIBIT 99.3




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                       [Letterhead of A.J. Smith Federal]





Date

Dear Member:

As a qualified voting member of A.J. Smith Federal Savings Bank ("A.J. Smith"), if you continue to be a depositor on [date], you have the right to vote upon A.J. Smith's proposed Plan of Reorganization and also generally have the right to subscribe for common shares of AJS Bancorp, Inc., the recently formed holding company for A.J. Smith.

         You may vote on the proposed Plan of Reorganization and we urge you to read the enclosed Proxy Statement and Prospectus and execute and return the enclosed Revocable Proxy. The Board of Directors encourages you to vote "For" the Plan of Reorganization. Questions regarding the execution of the Revocable Proxy should be directed to A.J. Smith's Stock Information Center at [phone number]

Sincerely,


Thomas R. Butkus
President and CEO

Enclosures





THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

C

                       [Letterhead of A.J. Smith Federal]



Date

Dear Member:

         As a qualified voting member of A.J. Smith Federal Savings Bank ("A.J. Smith"), you have the right to vote upon A.J. Smith's proposed Plan of Reorganization if you continue to be a depositor on [date]. We urge you to read the enclosed Proxy Statement and Prospectus and execute the enclosed Revocable Proxy. The Board of Directors encourages you to vote "For" the Reorganization. Voting will not obligate you to purchase stock in the Reorganization. Questions regarding the execution of the Revocable Proxy should be directed to A.J. Smith's Stock Information Center at [phone number].

Sincerely,


Thomas R. Butkus
President and CEO

Enclosures








THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

B

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                                                                    Exhibit 99.3

                     [LOGO] A.J. SMITH FEDERAL SAVINGS BANK

                               November   , 2001

Dear Valued Member:

   A.J. Smith Federal Savings Bank ("A.J. Smith") is pleased to announce that we have received regulatory approval to reorganize from a federal mutual savings bank into the mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by A.J. Smith's members, among other things. Under the Plan of Reorganization, A.J. Smith will issue all of its outstanding capital stock to AJS Bancorp, Inc. (the "Company"), the proposed holding company for A.J. Smith, and the Company will offer up to 918,505 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of A.J. Smith in that it allows customers, directors and employees an opportunity to subscribe for common shares of the Company.

   We want to assure you that the Reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at A.J. Smith or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with A.J. Smith. Let us also assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of A.J. Smith.

   A special meeting of the members of A.J. Smith will be held on December   ,
2001 at     a.m., Central Time, at [location] to consider and vote upon A.J.
Smith's Plan of Reorganization. Enclosed is a proxy card. The Board of Directors of A.J. Smith solicits your vote "FOR" the Plan of Reorganization. A vote in favor of the Plan of Reorganization does not obligate you to purchase common shares of the Company. If you do not plan to attend the special meeting, please sign and return your proxy card promptly. Your vote is important to us.

   As one of our valued members, you have the opportunity to invest in the future of A.J. Smith by purchasing common shares of AJS Bancorp, Inc. during the Subscription Offering, without paying a sales commission.

   If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received by A.J. Smith not later than 12:00 Noon, Central Time on [date].

   We also have enclosed a Prospectus and Proxy Statement which fully describe the Reorganization and provide financial and other information about AJS Bancorp, Inc. and A.J. Smith. Please review these materials carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call [or visit] the Stock Information Center at (708) 687-7410.

   We look forward to continuing to provide quality financial services to you in the future.

                                       Sincerely,

                                       /s/ Thomas R. Butkus
                                       Thomas R. Butkus
                                       President and CEO
Enclosures

THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.


M

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                     [LOGO] A.J. SMITH FEDERAL SAVINGS BANK

                               November   , 2001

Dear Friend:

   A.J. Smith Federal Savings Bank ("A.J. Smith") is pleased to announce that we have received regulatory approval to reorganize from a federal mutual savings bank into the mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by A.J. Smith's members, among other things. Under the Plan of Reorganization, A.J. Smith will issue all of its outstanding capital stock to AJS Bancorp, Inc. (the "Company"), the proposed holding company for A.J. Smith, and the Company will offer up to 918,505 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of A.J. Smith in that it allows customers, directors and employees an opportunity to subscribe for common shares of the Company.

   We want to assure you that the Reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at A.J. Smith or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with A.J. Smith. Let us also assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of A.J. Smith.

   Under the Plan of Reorganization, you are entitled to subscribe for common shares of AJS Bancorp, Inc. in the Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon members' approval of the Plan of Reorganization at a special meeting of members to be held on [date], and upon receipt of all required regulatory approvals.

   If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received at A.J. Smith not later than 12:00 Noon, Central Time on [date].

   Enclosed is a Prospectus that fully describes A.J. Smith, its management, board and financial condition. Please review it carefully before you invest. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (708) 687-7410.

                                       Sincerely,

                                       /s/ Thomas R. Butkus
                                       Thomas R. Butkus
                                       President and CEO

Enclosures

     THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.


F

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                     [LOGO] A.J. SMITH FEDERAL SAVINGS BANK

                               November   , 2001

Dear Interested Investor:

   A.J. Smith Federal Savings Bank ("A.J. Smith") is pleased to announce that we have received regulatory approval for a reorganization from a federal mutual savings bank into the mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by A.J. Smith's members, among other things. Under the Plan of Reorganization, A.J. Smith will issue all of its outstanding capital stock to AJS Bancorp, Inc. (the "Company"), the proposed holding company for A.J. Smith, and the Company will offer up to 913,505 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of A.J. Smith in that it allows customers, community members, directors and employees an opportunity to purchase common shares of the Company.

   We want to assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of A.J. Smith.

   Enclosed is a Prospectus that fully describes A.J. Smith, its management, board and financial condition. Please review it carefully before you make an investment decision. If you decide to invest, please return to A.J. Smith a properly completed stock order form together with full payment for shares. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (708) 687-7410.

                                       Sincerely,

                                       /s/ Thomas R. Butkus
                                       Thomas R. Butkus
                                       President and CEO


Enclosures

   THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

   This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.


I

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                           TRIDENT SECURITIES, INC.
                    A DIVISION OF MCDONALD INVESTMENTS INC.
                        4601 SIX FORKS ROAD, SUITE 400
                         RALEIGH, NORTH CAROLINA 27609
                           TELEPHONE (919) 781-8900
                           FACSIMILE (919) 787-1670


                               November   , 2001

    To Members and Friends of A.J. Smith Federal Savings Bank:

    At the request of AJS Bancorp, Inc. (the "Holding Company") and A.J. Smith Federal Savings Bank ("A.J. Smith") we have enclosed their Prospectus and a Stock Order Form for your use should you decide to subscribe for shares of Common Stock of the Holding Company being issued in connection with the Reorganization of A.J. Smith from a federal mutual savings bank into the mutual holding company form of ownership.

    If you decide to exercise your subscription rights to purchase shares, you must return the properly completed Stock Order Form together with full payment for the subscribed shares (or appropriate instructions authorizing withdrawal in such amount from your authorized deposit account(s) at A.J. Smith) so that it is received at a A.J. Smith office no later than 12:00 Noon, Central Time, on [date].

    The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. Should you have any questions you may contact the Stock Information Center at (708) 687-7410.

                                       Sincerely,

                                       TRIDENT SECURITIES, INC.



    THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

    This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                 QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

     The following are frequently asked questions. You should read the entire prospectus, including the "Risk Factors" section beginning on page __ and "The Reorganization and the Stock Offering" section beginning on page __, for more information regarding the mutual holding company reorganization and stock offering.

Q.   HOW MANY SHARES OF STOCK ARE BEING OFFERED FOR SALE, AND AT WHAT PRICE?

A. We are offering for sale up to 918,505 shares of common stock at a price of $10.00 per share. We must sell at least 678,895 shares. Under certain circumstances and without notice to you, we may sell up to 1,056,281 shares.

Q. WHAT PERCENTAGE OF AJS BANCORP, INC.'S OUTSTANDING SHARES IS BEING SOLD IN THE STOCK OFFERING?

A. We are offering 49.0% of our common stock for sale in the stock offering. The remaining 51.0% of our common stock will be owned by AJS Bancorp, MHC, our mutual holding company parent. So long as we remain in the mutual holding company form of ownership, AJS Bancorp, MHC will own a majority of our outstanding voting stock.

Q. WHAT PARTICULAR FACTORS SHOULD I CONSIDER WHEN DECIDING WHETHER TO PURCHASE THE STOCK?

A. There are many important factors for you to consider before making an investment decision. Therefore, you should read this entire prospectus before making your investment decision.

Q.   WHO MAY PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

A. The stock will be offered on a priority basis to the following persons in a subscription offering:

     . A. J. Smith Federal's depositors with $50 or more on deposit as of March 31, 2000;

     .    A. J. Smith Federal's tax-qualified employee plans;

     . A. J. Smith Federal's depositors with $50 or more on deposit as of September 30, 2001;

     . A. J. Smith Federal's depositors as of October 31, 2001 and borrowers as of April 16, 1984 who continued as borrowers as of the close of business on October 31, 2001; and

     .    Employees, officers and directors of A. J. Smith Federal.

     If the above persons do not subscribe for all of the shares offered, we will offer the remaining shares to the general public in a community offering, giving preference to persons who reside in Cook and Will Counties, Illinois. We have the right to accept or reject any order placed in the community offering.

Q.   HOW MUCH STOCK CAN I PURCHASE?

A. The minimum purchase is $250 (25 shares). No individual or individuals, through a single account, may purchase more than $50,000 (5,000 shares). Your purchase cannot exceed $200,000 (20,000 shares) when made by any person or persons who may be acting together with you, such as your spouse or other relatives, or companies or trusts in which you have an interest. We may decrease or increase the maximum purchase limitation without notifying you.

Q.   WHAT HAPPENS IF THERE ARE NOT ENOUGH SHARES OF STOCK TO FILL ALL ORDERS?

A. If there is an oversubscription, you may not receive any or all of the shares you want to purchase. If there is an oversubscription, requests for shares will be reduced pursuant to the Plan of Reorganization.

Q.   WILL I BE ABLE TO SELL MY STOCK AFTER I PURCHASE IT?

A. We anticipate having our stock quoted on the over the counter market with quotations available through the OTC Bulletin Board under the symbol "AJSB." However, it is unlikely that an active and liquid trading market will develop. You may be unable to sell your shares for more money than, or as much as, you originally paid.

Q. WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE OR GUARANTEED BY ANY GOVERNMENT AGENCY?

A. No. Unlike insured deposit accounts at A. J. Smith Federal, our common stock will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q.   CAN I TRANSFER MY SUBSCRIPTION RIGHTS TO ANOTHER PERSON?

A. No. Any transfer of subscription rights is prohibited by law. You will be required to certify that you are purchasing stock for yourself and that you have no understanding or agreement to sell or transfer the shares or your subscription rights. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and we will not accept orders if we know, or have reason to believe that you sold or transferred your subscription rights.

Q.   WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A. We must receive a properly completed and signed original order form with the required payment on or before 12:00 noon, central time, on _________, 2001, the subscription offering expiration date.

Q.   HOW DO I PURCHASE THE STOCK?

A. First, you should read this prospectus carefully. Then, complete and return the enclosed stock order and certification form, together with your payment. Subscription orders may be delivered in person to our office during regular banking hours, by mail in the enclosed envelope marked STOCK ORDER RETURN or by overnight courier to the address indicated on the Stock Order Form. Subscription orders received after 12:00 noon, central time, on _________, 2001, although not considered timely, may be held for participation in any community offering. If the stock offering is not completed by _________, 2002 and is not extended, then all funds will be returned promptly with interest, and all withdrawal authorizations will be cancelled. With the approval of the Office of Thrift Supervision, we can extend the offering until __________, 2003.

     You have three options to pay for your common stock: (1) pay cash only if it is delivered to our Stock Information Center in person; (2) send us a check or money order; or (3) authorize a withdrawal from your deposit account at A. J. Smith Federal including a certificate of deposit, without any penalty for early withdrawal. No wire transfers will be accepted. Please do not send cash in the mail.

Q.   CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. After we receive your order form and payment, you may not cancel or modify your order. However, if we extend the offering beyond __________, 2002, you will be able to change or cancel your order and receive a prompt refund plus interest.

Q.   WILL I RECEIVE INTEREST ON MY SUBSCRIPTION PAYMENT?

A. Subscription payments will be placed in an interest-bearing deposit account at A. J. Smith Federal, and will earn interest at A. J. Smith Federal's passbook savings rate. Depositors who elect to pay by withdrawal will continue to receive interest on their accounts at the applicable contractual rate until the funds are withdrawn.

Q.   WHO CAN ANSWER OTHER QUESTIONS I MAY HAVE ABOUT THE STOCK OFFERING?

A. For answers to other questions, we encourage you to read this prospectus in its entirety. Questions may also be directed to our Stock Information Center at (___) __________ Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m., central time.

     To ensure that each person receives a prospectus at least 48 hours prior to the expiration date of ___________, 2001 in accordance with federal law, no prospectus will be mailed any later than five days prior to __________, 2001 or hand delivered any later than two days prior to ___________, 2001.

     THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.